Exhibit 24, Annual Report on Form 10-K
for the year ended December 31, 2001
Commission File Number 1-3671

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned Directors of GENERAL DYNAMICS CORPORATION, a Delaware corporation, hereby constitutes and appoints each of NICHOLAS D. CHABRAJA, MICHAEL J. MANCUSO and DAVID A. SAVNER as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the 2001 Annual Report on Form 10-K of General Dynamics Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 6th day of March 2002.

/s/ Julius W. Becton, Jr.	/s/ George A. Joulwan

Julius W. Becton, Jr.	George A. Joulwan
/s/ Nicholas D. Chabraja	/s/ Paul G. Kaminski

Nicholas D. Chabraja	Paul G. Kaminski
/s/ James S. Crown	/s/ James R. Mellor

James S. Crown	James R. Mellor
/s/ Lester Crown	/s/ Carl E. Mundy, Jr.

Lester Crown	Carl E. Mundy, Jr.
/s/ Charles H. Goodman	/s/ Carlisle A. H. Trost

Charles H. Goodman	Carlisle A. H. Trost